FOR IMMEDIATE RELEASE
			  April 23, 2003

NORFOLK SOUTHERN REPORTS FIRST-QUARTER 2003 RESULTS

For the first quarter of 2003 vs. the same period of 2002:

* Railway operating revenues set a first quarter record, increasing 4 percent to $1.56 billion.
* General merchandise revenues climbed 6 percent on strength of automotive and agricultural shipments.
* Intermodal revenues rose 7 percent bolstered by increased international container business.
* Earnings per share from continuing operations, before accounting changes, were $0.22 per diluted share.

NEW YORK, NY -- Norfolk Southern Corporation (NYSE: NSC) today reported first quarter income from continuing operations, before required accounting changes, of $85 million, or $0.22 per diluted share, compared to $86 million, or $0.22 per diluted share, for the same period a year earlier.

	First-quarter net income was $209 million, or $0.54 per diluted share, and included a $114 million, or $0.29 per diluted share, gain largely due to a required change in accounting for the cost of removing railroad crossties, and a $10 million, or $0.03 per diluted share, gain from discontinued operations resulting from the 1998 sale of a former motor carrier subsidiary.

	"We are pleased to report a solid quarter with the highest railway operating revenues of any first quarter in Norfolk Southern's history, which was achieved during a period of continuing economic slowness," said David R. Goode, chairman, president and chief executive officer. "We are intensely focused on diverting freight traffic from the highways to the rails, reducing debt and costs, and strategically positioning Norfolk Southern to capture the opportunities for business growth as the economy rebounds."

     Railroad operating revenues during the first-quarter were $1.56 billion, 4 percent higher than first-quarter 2002, while carloads rose 3 percent, compared to the same period in 2002.

     General merchandise revenues of $918 million also set a first-quarter record, climbing 6 percent compared to the same period a year earlier. All general merchandise commodity groups exceeded first quarter 2002 results. Automotive revenues of $242 million surpassed first quarter 2002 results by 6 percent, while carloads increased 2 percent over the similar period last year. Agriculturalrevenues increased $12 million, or 8 percent, and were the highest for any quarter.

	Intermodal revenues during the first quarter increased 7 percent to $289 million, compared to the same period of 2002, primarily as a result of strong international business. Container volume increased by more than 31,000 units, or 8 percent, while container revenues climbed 12 percent compared to the same period a year earlier.

	First-quarter coal revenues declined one percent to $354 million, compared to the same period a year earlier, largely as a result of decreased demand for industrial and metallurgical coal.

	Railway operating expenses were $1.33 billion for the quarter, a 5 percent increase compared to the first quarter of 2002. The increase was largely due to higher diesel fuel prices and severe winter weather conditions in Norfolk Southern's operating territory.

	For the quarter, the railway operating ratio, the percentage of revenues required to operate the railroad, was 85.2 percent compared to 84.2 percent a year earlier.

	Norfolk Southern Corporation is one of the nation's premier transportation companies. Its Norfolk Southern Railway subsidiary operates 21,500 route miles in 22 states, the District of Columbia and Ontario, serving every major container port in the eastern United States and providing superior connections to western rail carriers. NS operates the East's most extensive intermodal network and is the nation's largest rail carrier of automotive parts and finished vehicles.
                                   # # #
Media Contact: Bob Fort, Norfolk, 757-629-2710
Investor Contact:  Leanne McGruder, Norfolk, 757-629-2861

                Norfolk Southern Corporation and Subsidiaries
                      Consolidated Statements of Income
                                (Unaudited)
                       ($ millions except per share)


                                             Three Months Ended
                                                   March 31,
                                              ------------------
                                                2003       2002
                                                ----       ----
Railway operating revenues:
  Coal                                      $    354    $    359
  General merchandise                            918         869
  Intermodal                                     289         270
                                             -------     -------
    TOTAL RAILWAY OPERATING REVENUES           1,561       1,498
                                             -------     -------

Railway operating expenses:
  Compensation and benefits                      526         523
  Materials, services and rents                  360         339
  Conrail rents and services                     107         113
  Depreciation                                   127         127
  Diesel fuel                                    104          81
  Casualties and other claims                     51          35
  Other                                           55          43
                                             -------     -------
    TOTAL RAILWAY OPERATING EXPENSES           1,330       1,261
                                             -------     -------

     Income from railway operations              231         237

Other income - net                                21          34
Interest expense on debt                        (127)       (134)
                                             -------     -------
     Income from continuing operations before
      income taxes and accounting changes        125         137

Provision (benefit) for income taxes:
  Current                                         46          23
  Deferred                                        (6)         28
                                             -------     -------
    TOTAL INCOME TAXES                            40          51
                                             -------     -------

     Income from continuing operations
      before accounting changes                   85          86

Discontinued operations - taxes on sale
 of motor carrier (note 1)                        10          --

Cumulative effect of changes in accounting
 principles, net of taxes (note 2)               114          --
                                             -------     -------

    NET INCOME                              $    209    $     86
                                             =======     =======

Earnings per share (basic and diluted):
  Income from continuing operations before
   accounting changes                       $   0.22    $   0.22
  Discontinued operations (note 1)              0.03          --
  Cumulative effect of changes
   in accounting (note 2)                       0.29          --
                                             -------     -------
    NET INCOME                              $   0.54    $   0.22
                                             =======     =======

Average shares outstanding (000's)           389,250     387,163

See notes to financial statements.

-----------------------------------------------------------------
              Norfolk Southern Corporation and Subsidiaries
                       Consolidated Balance Sheets
                              (Unaudited)
                              ($ millions)

                                         March 31,      December 31,
                                         --------       -----------
                                           2003             2002
                                           ----             ----
ASSETS
Current assets:
  Cash and cash equivalents            $    128         $    184
  Accounts receivable - net (note 3)        789              683
  Due from Conrail                            3                6
  Materials and supplies                    101               97
  Deferred income taxes                     193              187
  Other current assets                      117              142
                                        -------          -------
    Total current assets                  1,331            1,299

  Investment in Conrail                   6,199            6,178

  Properties less accumulated depreciation11,772           11,370

  Other assets                            1,132            1,109
                                        -------          -------
    TOTAL ASSETS                       $ 20,434         $ 19,956
                                        =======          =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                     $    904         $    908
  Income and other taxes                    275              269
  Due to Conrail                             78               86
  Other current liabilities                 298              232
  Current maturities of long-term debt      616              358
                                        -------          -------
    Total current liabilities             2,171            1,853

Long-term debt                            6,873            7,006

Other liabilities                           983            1,029

Due to Conrail                              594              513

Minority interests                           51               45

Deferred income taxes                     3,075            3,010
                                        -------          -------
    TOTAL LIABILITIES                    13,747           13,456
                                        -------          -------
Stockholders' equity:
  Common stock $1.00 per share par value    411              410
  Additional paid-in capital                496              481
  Unearned restricted stock                  (8)              --
  Accumulated other comprehensive loss      (68)             (65)
  Retained income                          5,876            5,694
                                         -------          -------
                                           6,707            6,520
  Less treasury stock at cost,
   21,169,125 shares                         (20)             (20)
                                         -------          -------
    TOTAL STOCKHOLDERS' EQUITY             6,687            6,500
                                         -------          -------
    TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                $ 20,434         $ 19,956
                                          =======          =======
See notes to financial statements.

-----------------------------------------------------------------
              Norfolk Southern Corporation and Subsidiaries
                  Consolidated Statements of Cash Flows
                              (Unaudited)


                                         Three Months Ended March 31,
                                                    ($ millions)
                                         ---------------------------
                                                 2003         2002
                                                 ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                    $  209       $   86
  Reconciliation of net income to
   net cash provided by operating activities:
    Net cumulative effect of changes in
     accounting principles (note 2)               (114)          --
    Depreciation                                   131          131
    Deferred income taxes                           (6)          28
    Equity in earnings of Conrail                  (12)          (8)
    Gains on properties and investments             (5)         (28)
    Income from discontinued operations (note 1)   (10)          --
    Changes in assets and liabilities
     affecting operations:
       Accounts receivable (note 3)               (106)        (140)
       Materials and supplies                       (4)          (4)
       Other current assets and due from Conrail    24           28
       Current liabilities other than debt          73           25
       Other - net                                 (47)         (55)
                                                 -------      -------
        Net cash provided by operating activities  133           63

CASH FLOWS FROM INVESTING ACTIVITIES:
  Property additions                              (197)        (189)
  Property sales and other transactions              3           (7)
  Investments, including short-term                (20)         (21)
  Investment sales and other transactions            4           11
                                                 -------      -------
        Net cash used for investing activities    (210)        (206)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends                                        (27)         (23)
  Common stock issued - net                          1           35
  Proceeds from borrowings (note 4)                 87          133
  Debt repayments                                  (40)         (42)
                                                 -------     -------
        Net cash provided by financing activities   21          103
                                                 -------     -------
        Net decrease in cash and cash equivalents  (56)         (40)

CASH AND CASH EQUIVALENTS:
  At beginning of year                             184          204
                                                 -------      -------
  At end of period                               $ 128     $    164
                                                 =======      =======

SUPPLEMENTAL DISCLOSURES OF CASH-FLOW
 INFORMATION
  Cash paid during the period for:
    Interest (net of amounts capitalized)     $     72      $    79
    Income taxes                              $     14      $    27

See notes to financial statements.

---------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS:

1.   DISCONTINUED OPERATIONS -
     First-quarter 2003 results include an additional after-tax gain of $10 million, or 3 cents per share, related to the 1998 sale of NS' motor carrier subsidiary, North American Van Lines, Inc. This non-cash gain resulted from the resolution of tax issues related to the transaction.

2.   CHANGES IN ACCOUNTING PRINCIPLES -
     NS adopted Financial Accounting Standards Board (FASB) Statement No. 143, "Accounting for Asset Retirement Obligations" (SFAS
     No. 143), effective Jan. 1, 2003, and recorded a $110 million net adjustment ($182 million before taxes) for the cumulative effect of this change in accounting on years prior to 2003. Pursuant to SFAS No. 143, the cost to remove crossties must be recorded as an expense when incurred; previously these removal costs were accrued as a component of depreciation. This change in accounting lowered depreciation expense and increased compensation and benefits expenses and other expenses for the first quarter of 2003. The net effect on total railway operating expenses and net income was not material.

     NS also adopted FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN No. 46), effective Jan. 1, 2003,and recorded a $4 million net adjustment ($6 million before taxes) for the cumulative effect of this change in accounting on years prior to 2003. Pursuant to FIN No. 46, NS has consolidated a special-purpose entity that leases certain locomotives to NS. This entity's assets and liabilities consist of the locomotives and debt related to their purchase. This change in accounting resulted in higher depreciation and interest expense for the quarter (to reflect the locomotives as owned assets) and lower lease expense; however, the net effect on total railway operating expenses and net income was not material.

3.   SALES OF ACCOUNTS RECEIVABLE -
     A bankruptcy-remote special purpose subsidiary of NS sells without recourse undivided ownership interests in a pool of accounts receivable. Accounts receivable sold under this arrangement, and therefore not included in "Accounts receivable - net" on the Consolidated Balance Sheets, were $0 million at March 31, 2003, and $30 million at Dec. 31, 2002.

4.   PAYMENTS TO CONRAIL -
     Payments made to Conrail reduce NS' "Net cash provided by operating activities." A significant portion of these payments is borrowed back from a Conrail subsidiary.
     The borrowings are included in NS' "Net cash provided by financing activities" and totaled $80 million in the first quarter of 2003 and $66 million in the first quarter of 2002.